Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference into the Registration Statements on Form S-1 (Nos. 333-192607 and 333-184036), Form S-3 (No. 333-192257) and Form S-8 (No. 333-185586) of ZaZa Energy Corporation (the “Company”) of (a) all references to our firm and (b) our reserve reports, and all references thereto, dated effective December 31, 2013 and December 31, 2012, included in or made a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the U.S. Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 26, 2014

SUTE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258